                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ergo Science Corporation of our report, dated April 26, 1994, on our audits of the consolidated financial statements of operations and deficit accumulated during the development stage, stockholders' deficit and cash flows of Ergo Science Corporation for the year ended December 31, 1993, and for the period from inception (January 23, 1990) to December 31, 1993, appearing in Ergo Science Corporation's 1995 Annual Report on Form 10-K.



                                             ERNST & YOUNG L.L.P.


Boston, Massachusetts
June 26, 1996